                         AEP INDUSTRIES INC.                         Exhibit 11
   COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
                 For the Three Months Ended January 31

                                                     Number of        Days          Weighted Average
                                Shares of              Days            In           Number of Shares
                               Common Stock        Outstanding       Period            Outstanding
                               ------------        -----------      -------        ------------------
       1997
----------------------
November 1 - October 31          7,130,303                                              7,130,303
Shares Issued:
  05-Nov-96                          1,600             88              92                   1,530
  07-Nov-96                            200             86              92                     187
  08-Nov-96                            200             85              92                     185
  11-Nov-96                            500             82              92                     446
  12-Nov-96                            600             81              92                     528
  14-Nov-96                            400             79              92                     343
  18-Nov-96                            400             75              92                     326
  20-Nov-96                             60             73              92                      48
  26-Nov-96                            400             67              92                     291
  09-Dec-96                            460             54              92                     270
  13-Dec-96                            350             50              92                     190
  26-Dec-96                          1,000             37              92                     402
  27-Dec-96                            200             36              92                      78
  01-Jan-97                          4,553             31              92                   1,534
  02-Jan-97                            500             30              92                     163
   3-Jan-97                            600             29              92                     189
   6-Jan-97                          1,600             26              92                     452
   8-Jan-97                            800             24              92                     209
  13-Jan-97                          1,300             19              92                     268
  14-Jan-97                          3,200             18              92                     626
  15-Jan-97                            600             17              92                     111
  20-Jan-97                            200             12              92                      26
  21-Jan-97                            400             11              92                      48
  27-Jan-97                            300              5              92                      16
                                 ---------                                             ----------
Total Weighted Average
  Shares                         7,150,726                                              7,138,771
Total Dilutive Stock options         -                                                    360,732
                                 ---------                                             ----------
    Total Shares                 7,150,726                                              7,499,503
                                 ---------                                             ----------
                                 ---------                                             ----------

       1996
----------------------
November 1 - January 31          4,804,225                                              4,804,225
Shares Issued:
  14-Nov-95                            450             79              92                     386
  31-Dec-95                          8,265             32              92                   2,875
  4-Jan-96                             225             27              92                      66
                                 ---------                                             ----------
Total Weighted Average
  Shares                         4,813,165                                              4,807,552
Total Dilutive Stock
  options                           -                                                     174,815
                                 ---------                                             ----------
    Total Shares                 4,813,165                                              4,982,367
                                 ---------                                             ----------
                                 ---------                                             ----------


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